Exhibit 99.1

Hyliion Holdings Corp.
Ryann Malone
press@hyliion.com
(833) 495-4466

Kellen Ferris
ir@hyliion.com
(737) 292-8649

HYLIION HOLDINGS REPORTS SECOND-QUARTER 2023 FINANCIAL RESULTS

AUSTIN, Texas August 8, 2023 – Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified solutions for Class 8 semi-trucks, today reported its second-quarter 2023 financial results.

Key Business Highlights

•Hosted Investor Day on June 27 in Austin, TX showcasing Hyliion’s powertrain systems, KARNO™ generator technology and business outlook
•Began installation of first production Hypertruck ERX™ powertrain system
•Announced plans for 2024 deployment of 200 kW KARNO™ stationary generator
•Passed National Highway Traffic Safety Administration testing for Hypertruck ERX powertrain, and CARB and EPA certification expected in Q3
•Announced planned development of Hypertruck ERX platform day cab variant
•Expect Extended Fleet Trials with Hypertruck ERX units to commence in August 2023
•Hydrogen fuel cell demonstration truck now operational, in partnership with Hyzon
•Ended the second quarter with $354 million of total capital

Executive Commentary

“We were excited to host Hyliion’s first ever in-person Investor Day where the Hyliion team was able to meet with investors, customers and other stakeholders to demonstrate Hyliion’s powertrain and KARNO generator technology,” said Hyliion’s Founder and CEO, Thomas Healy. “We also used the opportunity to announce exciting new developments, including the beginning of development for a new day cab variant of the Hypertruck ERX powertrain system along with plans for KARNO generator stationary applications that we expect to have in place in 2024.”

Hypertruck ERX System Development

Hyliion began installing the Hypertruck ERX powertrain system into the first production Founders truck unit during the company’s first in-person Investor Day on June 27th in anticipation of delivering 30 semi-trucks outfitted with Hypertruck ERX systems to customers by the end of the year.

The company also announced that the beginning of extended fleet trials with customers was delayed from the second quarter due to difficulties in obtaining components for building

Exhibit 99.1
verification vehicles but is expected to begin by the end of August with no significant impact to the commercialization timeline.

During its Investor Day, Hyliion also announced that the next version of the Hypertruck ERX platform will be a day cab model. Hyliion has received strong customer interest for a day cab variant due to the limited range fleets have experienced with plug-in electric trucks and due to the recent California Air Resources Board approval of the Advanced Clean Fleets Regulation (ACF), which has early mandates on fleet purchases of day cab trucks.

KARNO Update

Development and testing of Hyliion’s KARNO generator continues. Hyliion showcased a Hypertruck KARNO prototype vehicle at Investor Day, which it expects to be available for customer Ride and Drive events in the coming months. The truck is capable of being fueled by either natural gas or hydrogen and is expected to achieve new levels of efficiency as well as low emissions, maintenance cost, noise and vibration.

The company also showcased a representative scale model of a 200 kW KARNO stationary generator that is currently in development to give stakeholders an idea of the size of the system. Milestones for stationary KARNO generator development were laid out, including a plan to have operational KARNO stationary demo units deployed in 2024. The company also announced that it expects to generate revenue relating to KARNO stationary units beginning in 2024.

"We are seeing increasing interest in the KARNO generator for stationary power applications that is exceeding our expectations, in addition to the Hypertruck KARNO. We expect the KARNO generator to expand Hyliion’s product offerings in providing electrified solutions to the commercial vehicle space as we can solve the power needs of EV chargers,” stated Healy.

Hyzon Collaboration

Hyliion and Hyzon Motors remain on track to develop a fuel-cell-powered vehicle using Hyliion’s electric powertrain system and Hyzon’s hydrogen fuel cell technology as the generator. During the second quarter, the fuel cell and hydrogen storage were integrated along with software updates. The truck and fuel cell have been fully commissioned, and the development unit is now driving on fuel-cell power. The project remains on track for completion by the end of this year.

Financial Highlights, Operating Expense and 2023 Guidance

In the second quarter, the company recorded $266 thousand in revenue related to Hybrid system sales. The company’s second quarter operating expenses totaled $38.5 million, $6.3 million higher than a year ago, mainly due to higher research and development spending. Hyliion ended the second quarter with $354 million of cash, short-term and long-term investments, and currently has no plans to raise additional capital in 2023.

Forward guidance includes total 2023 operating expense of approximately $130 million and total cash consumed in operating losses, capital spending and working capital of approximately $150 million. Revenue from Hybrid sales and from the expected sale of trucks with Hypertruck ERX powertrain systems is expected to be approximately $10 million.

"As Hyliion nears the commercial launch of the Hypertruck ERX, we face similar challenges as our peers in the path to electrify the commercial vehicle space. Component cost, market shifts

Exhibit 99.1
and a changing regulatory landscape will affect adoption rates. However, Hyliion has a favorable cash position and management will continue to assess our business model and strategic priorities to ensure we are using our capital most effectively,” stated Healy.

Second Quarter 2023 Conference Call

Hyliion will host a conference call and accompanying webcast at 11:00 a.m. ET / 10:00 a.m. CT on Wednesday, August 9 to discuss its financial and business results, and outlook. The live webcast of the call, as well as an archived replay following, will be available online on the Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the links below:

Conference Call Online Registration:
https://conferencingportals.com/event/WWuBdYoc

Access the Webcast:
https://events.q4inc.com/attendee/266141773

Second quarter 2023 financial results for Hyliion Holdings Corp. will also be filed with the SEC on Form 10-Q.

About Hyliion

Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 semi-trucks by being a leading provider of electrified powertrain solutions. Hyliion offers fleets efficient and practical systems to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that can be installed on most major Class 8 semi-trucks, and leverages advanced software algorithms and data analytics to improve overall efficiencies. Hyliion’s goal is to transform the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include,

Exhibit 99.1
but are not limited to, our status as an early stage the Company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; our ability to disrupt the powertrain market; the effects of our dynamic and proprietary solutions on commercial truck customers; the ability to accelerate the commercialization of the Hypertruck ERX; our ability to meet 2023 and future product milestones; the impact of COVID-19 on long-term objectives; the ability of our solutions to reduce carbon intensity and greenhouse gas emissions, the expected performance and integration of the KARNO generator and system, and the other risks and uncertainties described under the heading “Risk Factors” in our other SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023 for the year ended December 31, 2022. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Product sales and other	$266	$172	$576	$512
Total revenues	266	172	576	512
Cost of revenues
Product sales and other	307	2,145	998	4,244
Total cost of revenues	307	2,145	998	4,244
Gross loss	(41)	(1,973)	(422)	(3,732)
Operating expenses
Research and development	27,439	20,057	48,357	35,865
Selling, general and administrative	11,098	12,167	22,079	21,991
Total operating expenses	38,537	32,224	70,436	57,856
Loss from operations	(38,578)	(34,197)	(70,858)	(61,588)
Interest income	3,349	855	6,811	1,140
(Loss) gain on disposal of assets	(1)	(133)	1	(135)
Other income (expense), net	3	—	(12)	—
Net loss	$(35,227)	$(33,475)	$(64,058)	$(60,583)

Net loss per share, basic and diluted	$(0.19)	$(0.19)	$(0.35)	$(0.35)

Weighted-average shares outstanding, basic and diluted	180,966,908	173,897,517	180,544,821	173,741,910

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$48,205	$119,468
Accounts receivable	804	1,136
Inventory	892	74
Prepaid expenses and other current assets	15,853	9,795
Short-term investments	183,440	193,740
Total current assets	249,194	324,213

Property and equipment, net	8,942	5,606
Operating lease right-of-use assets	7,908	6,470
Intangible assets, net	237	200
Other assets	1,946	1,686
Long-term investments	122,694	108,568
Total assets	$390,921	$446,743

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,087	$2,800
Current portion of operating lease liabilities	768	347
Accrued expenses and other current liabilities	15,581	11,535
Total current liabilities	18,436	14,682

Operating lease liabilities, net of current portion	7,899	6,972
Other liabilities	1,441	1,515
Total liabilities	27,776	23,169

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 181,152,151 and 179,826,309 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	18	18
Additional paid-in capital	401,439	397,810
(Accumulated deficit) retained earnings	(38,312)	25,746
Total stockholders’ equity	363,145	423,574
Total liabilities and stockholders’ equity	$390,921	$446,743

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(64,058)	$(60,583)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,132	554
Amortization and accretion of investments, net	(789)	1,043
Noncash lease expense	658	613
Inventory write-down	231	3,313
(Gain) loss on disposal of assets	(1)	135
Share-based compensation	3,761	3,485
Changes in operating assets and liabilities:
Accounts receivable	332	(44)
Inventory	(1,049)	(3,375)
Prepaid expenses and other assets	(5,763)	595
Accounts payable	(713)	(4,794)
Accrued expenses and other liabilities	3,418	4,024
Operating lease liabilities	(748)	(537)
Net cash used in operating activities	(63,589)	(55,571)

Cash flows from investing activities
Purchase of property and equipment and other	(3,952)	(559)
Proceeds from sale of property and equipment	2	—
Payments for security deposit, net	(45)	—
Purchase of investments	(99,193)	(106,797)
Proceeds from sale and maturity of investments	95,646	104,492
Net cash used in investing activities	(7,542)	(2,864)

Cash flows from financing activities
Proceeds from exercise of common stock options	84	54
Taxes paid related to net share settlement of equity awards	(216)	(131)
Net cash used in financing activities	(132)	(77)

Net decrease in cash and cash equivalents and restricted cash	(71,263)	(58,512)
Cash and cash equivalents and restricted cash, beginning of period	120,133	259,110
Cash and cash equivalents and restricted cash, end of period	$48,870	$200,598